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                                                                EXHIBIT 23.12 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We have issued our reports dated December 10, 1992 accompanying the combined financial statements of American Home Therapies, Inc. and American Home Therapies-Kansas City, Inc. contained in the Registration Statement and related Prospectus on Form S-4 of Coram Healthcare Corporation. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus.

                                              /s/ FLOM, LOPATA & COMPANY
                                       ----------------------------------------
                                                  Flom, Lopata & Company

St. Louis, Missouri
May 25, 1994

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